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EXCITE, INC.                                                       EXHIBIT 11.01
STATEMENT OF EARNINGS PER SHARE
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
                                            THREE MONTHS ENDED           NINE MONTHS ENDED
                                               SEPTEMBER 30,               SEPTEMBER 30,
                                         ------------------------      ----------------------
                                            1997           1996          1997          1996
                                         ---------      ---------      --------      --------
(In thousands, except per share amounts)

Shares used in computation of
  net loss per share:

PRIMARY:
  Average common shares outstanding
    during the period ..............        15,465         11,964        13,395         8,915

  Shares relating to SAB No. 64
    and 83 .........................            --             --            --         2,843
                                         ---------      ---------      --------      --------
  Shares used in computing per share
    amounts ........................        15,465         11,964        13,395        11,758
                                         =========      =========      ========      ========
FULLY DILUTED:
  Average common share outstanding
    during the period ..............        15,465         11,964        13,395         8,915

  Shares relating to SAB No. 64
    and 83 .........................            --             --            --         2,843
                                         ---------      ---------      --------      --------
  Shares used in computing per share
    amounts ........................        15,465         11,964        13,395        11,758
                                         =========      =========      ========      ========

Net loss ...........................     $  (5,736)     $  (9,354)     $(22,410)     $(30,406)
                                         =========      =========      ========      ========

NET LOSS PER SHARE:
  Primary ..........................     $   (0.37)     $   (0.78)     $  (1.67)     $  (2.59)
                                         =========      =========      ========      ========
  Fully Diluted ....................     $   (0.37)     $   (0.78)     $  (1.67)     $  (2.59)
                                         =========      =========      ========      ========